Exhibit 99.1

BLINK CHARGING ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS

Execution of our strategy continues as Blink deploys capital into owner-operated DC fast charging and expands higher-quality, repeatable service revenue

Bowie, MD., – May 11, 2026 – Blink Charging Co. (NASDAQ: BLNK) (“Blink” or the “Company”), a leading global owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the first quarter ended March 31, 2026.

FIRST QUARTER HIGHLIGHTS

●	Service revenue grew 25% year-over-year to $13.3 million, up from $10.7 million in Q1 2025.
●	GAAP gross margin was 32.0%, with non-GAAP gross margin of 42.4%, representing a non-GAAP improvement of 213 basis points versus Q1 2025.
●	Total operating expenses declined 35% year-over-year to $18.4 million, down from $28.5 million in Q1 2025. Non-GAAP operating expenses were reduced to $13.6 million.
●	Net cash provided by operating activities was approximately $0.7 million in Q1 2026, representing an improvement of approximately $13.7 million compared to net cash used in operating activities of approximately $13.0 million in Q1 2025.
●	Net loss narrowed 45% year-over-year to $11.6 million, compared to a net loss of $21.0 million in Q1 2025.

THE FOLLOWING TOP-LINE HIGHLIGHTS ARE IN THOUSANDS OF DOLLARS:

	Three Months Ended March 31
	2026	2025	% Change
Product Revenue	$6,194	$8,380	(26.1%)
Service Revenue(1)	13,349	10,681	25.0%
Other Revenue(2)	1,236	1,657	(25.4%)
Total Revenue	$20,779	$20,718	0.3%

(1)	Service Revenues consist of repeatable charging service revenues, recurring network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

Mike Battaglia, President and CEO of Blink Charging, commented, “Q1 reinforces that Blink is executing against our plan. We raised capital in 2025 and are investing with discipline into areas representing a strong line of sight to long-term value creation, especially within our owner-operated DC fast charging footprint. We are focused on achieving profitability as we build durable infrastructure, improve utilization over time, and continue the shift toward more repeatable, recurring, and higher-quality revenue.”

Michael Bercovich, Chief Financial Officer of Blink Charging, commented, “Over the last three quarters, we have tightened our operating model by optimizing our operating expenses and cash-burn profile. Our strategy is governed by rigorous ROI hurdles and we are prioritizing CapEx investments that directly expand our capacity to drive long-term value.”

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FIRST QUARTER 2026 FINANCIAL RESULTS

REVENUES

Total revenues were $20.8 million in the first quarter of 2026, compared to $20.7 million in the first quarter of 2025, an increase of 0.3% year-over-year.

Product revenues were $6.2 million in the first quarter of 2026, compared to $8.4 million in the first quarter of 2025, a decrease of 26.1% year-over-year, reflecting the continued strategic shift away from transactional and non-strategic sales toward focused and disciplined sales, along with the repeatable and recurring service revenue program.

Service revenues, which consist of repeatable charging service revenues, recurring network fees, and car-sharing service revenues, increased by $2.7 million or 25.0% to $13.3 million in the first quarter of 2026, compared to $10.7 million in the first quarter of 2025. It represented 64.2% of total revenue in the first quarter of 2026, up from 51.6% in the same period of last year, reflecting continued momentum in Blink’s higher-quality, repeatable and recurring revenue streams.

Other revenues, which are comprised of warranty fees, grants and rebates, and additional sources, were $1.2 million in the first quarter of 2026, compared to $1.7 million in the first quarter of 2025.

GROSS PROFIT

Gross profit was $6.6 million or 32.0% of revenues in the first quarter of 2026, compared to gross profit of $7.1 million, or 34.1% of revenues, in the first quarter of 2025. Non-GAAP gross profit was 42.4% during the quarter compared to 40.3% for first quarter of 2025. The year-over-year change in non-GAAP gross profit reflects the continued shift toward service revenue, partially offset by higher cost of service revenue as Blink expands its owner-operated DC fast charging footprint, and in line with the 2026 guidance we provided last quarter.

OPERATING EXPENSES

Operating expenses in the first quarter of 2026 decreased by 35.3% to $18.4 million compared to $28.5 million in the first quarter of 2025. The decrease was primarily driven by lower compensation expense of $10.2 million (versus $13.6 million in the prior year period), lower general and administrative expenses of $4.6 million (versus $8.9 million), and lower other operating expenses of $3.6 million (versus $5.3 million), reflecting the structural cost reset Blink implemented throughout 2025 with the BlinkForward initiative.

Non-GAAP operating expenses in the first quarter of 2026 were $13.9 million, compared to $22.6 million in the first quarter of 2025, a decrease of 38.6% year-over-year.

NET LOSS AND LOSS PER SHARE

Net Loss for the first quarter of 2026 was $(11.6) million, or $(0.08) per basic and diluted share, compared to a net loss of $(21.0) million, or $(0.21) per basic and diluted share, in the first quarter of 2025, an improvement of 44.9% year-over-year.

Non-GAAP Net Loss for the first quarter of 2026 was $(7.8) million, or $(0.06) per share, compared to a Non-GAAP Net Loss of $(17.4) million, or $(0.17) per share, in the first quarter of 2025, an improvement of 55% year-over-year. As of March 31, 2026, Blink’s weighted average number of shares outstanding was 143.2 million. As of March 31, 2025, the weighted average number of shares outstanding was 102.5 million.

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ADJUSTED EBITDA

Non-GAAP adjusted EBITDA for the first quarter of 2026 was a loss of $(5.1) million compared to an adjusted EBITDA loss of $(14.3) million in the first quarter of 2025, an improvement of approximately 65% year-over-year.

For reconciliation of GAAP and non-GAAP results, as well as definitions of non-GAAP metrics, please see the tables and accompanying notes below.

CASH LIQUIDITY

As of March 31, 2026, cash and cash equivalents totaled $38.0 million compared to $39.6 million as of December 31, 2025. Blink had no debt as of March 31, 2026. Net cash provided by operating activities was $0.7 million for the first quarter of 2026, compared to net cash used in operating activities of $(13.0) million in the first quarter of 2025.

GUIDANCE

As previously communicated, for the full year 2026, given our expected revenue range of $105 million to $115 million, we continue to anticipate gross margins of approximately 35% on GAAP basis.

EARNINGS CONFERENCE CALL

Blink Charging will host a conference call and webcast to discuss first quarter 2026 results today, May 11, 2026, at 4:30 p.m. Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster5.com/Webcast/Page/2468/53990

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial +1 (973) 528-0011. Callers should use participant access code: 413896.

A replay of the teleconference will be available until June 10, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use replay passcode: 53990.

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BLINK CHARGING CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	For The Three Months Ended
	March 31,
	2026	2025

Revenues:
Product revenue	$6,194	$8,380
Service revenue	12,230	9,506
Other revenue	1,236	1,657
Car-sharing revenue	1,119	1,175
Total Revenues	20,779	20,718

Cost of Revenues:
Cost of product revenue	3,723	5,548
Cost of service revenue	7,379	5,281
Cost of other revenue	809	840
Cost of car-sharing revenue	1,034	685
Depreciation and amortization	1,195	1,295
Total Cost of Revenues	14,140	13,649
Gross Profit	6,639	7,069

Operating Expenses:
Compensation	10,163	13,554
General and administrative expenses	4,619	8,868
Other operating expenses	3,633	5,349
Change in fair value of consideration payable	-	679
Total Operating Expenses	18,415	28,450
Loss From Operations	(11,776)	(21,381)

Other Income (Expense):
Other income, net	242	401
Total Other Income, Net	242	401
Loss Before Income Taxes	$(11,534)	$(20,980)
Provision for income taxes	(29)	(28)

Net Loss	$(11,563)	$(21,008)

Net Loss Per Share:
Basic	$(0.08)	$(0.21)
Diluted	$(0.08)	$(0.21)

Weighted Average Number of Common Shares Outstanding:
Basic	143,160,628	102,466,507
Diluted	143,160,628	102,466,507

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BLINK CHARGING CO.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

(UNAUDITED)

	March 31,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$37,991	$39,568
Accounts receivable, net	19,113	29,532
Inventory, net	12,045	14,153
Prepaid expenses and other current assets	6,933	6,065
Total Current Assets	76,082	89,318
Restricted cash	613	89
Property and equipment, net	42,434	42,691
Operating lease right-of-use asset	5,805	6,331
Intangible assets, net	5,759	6,634
Goodwill	1,742	1,742
Other assets	729	648
Total Assets	$133,164	$147,453

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	46,376	$47,242
Current portion of earn-out liabilities	1,005	1,005
Notes payable	265	265
Current portion of operating lease liabilities	2,498	2,781
Current portion of financing lease liabilities	42	42
Current portion of deferred revenue	11,686	12,137
Total Current Liabilities	61,872	63,472
Earn-out liabilities, non-current portion	981	981
Operating lease liabilities, non-current portion	4,537	4,804
Financing lease liabilities, non-current portion	53	64
Deferred revenue, non-current portion	2,545	5,145
Other liabilities	9,154	8,497

Total Liabilities	79,142	82,963

Stockholders’ Equity:

Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 143,147,682 and 142,128,133 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	143	142
Additional paid-in capital	896,832	895,505
Accumulated other comprehensive loss	(8,964)	(8,731)
Accumulated deficit	(833,989)	(822,426)

Total Stockholders’ Equity	54,022	64,490

Total Liabilities and Stockholders’ Equity	$133,164	$147,453

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BLINK CHARGING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2026	2025
Cash Flows From Operating Activities:
Net loss	$(11,563)	$(21,008)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,262	2,950
Non-cash lease expense	942	931
Change in fair value of derivative and other accrued liabilities	-	2
Provision (benefit) for credit losses	217	(86)
(Gain) loss on disposal of property and equipment	(209)	174
(Benefit) provision for slow moving and obsolete inventory	-	29
Change in fair value of consideration payable	-	679
Stock-based compensation	1,328	966
Changes in operating assets and liabilities:
Accounts receivable	10,054	4,337
Inventory	1,743	(373)
Prepaid expenses and other current assets	(203)	(237)
Other assets	(98)	17
Accounts payable, accrued expenses, and other current liabilities	(898)	(915)
Other liabilities	(2,676)	(300)
Operating lease liabilities	(966)	(821)
Deferred revenue	737	629

Total Adjustments	12,233	7,982

Net Cash Provided By (Used In) Operating Activities	670	(13,026)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	-	13,630
Capitalization of engineering costs	(29)	(173)
Purchases of property and equipment	(1,632)	(1,087)

Net Cash (Used In) Provided By Investing Activities	(1,661)	12,370

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	-	891
Repayment of financing liability in connection with finance lease	(10)	(8)

Net Cash (Used In) Provided By Financing Activities	(10)	883

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(52)	138

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(1,053)	365

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	39,657	41,852

Cash and Cash Equivalents and Restricted Cash - End of Period	$38,604	$42,217

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$37,991	$42,140
Restricted cash	613	77
	$38,604	$42,217

[1]	For the three months ended March 31, 2025, includes gross proceeds of $909, less issuance costs of $18.

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NON-GAAP FINANCIAL MEASURES

The following table reconciles Net Loss attributable to Blink Charging to Non-GAAP Net Loss and Non-GAAP Adjusted EBITDA for the periods shown:

	For the Three Months Ended
	March 31,
	2026	2025
GAAP Net Loss	(11,563)	(21,008)
Share-Based Compensation	1,837	905
Non-recurring or non-cash charges	1,898	2,030
Other Adjustments (1)	-	679
Non-GAAP Net Loss	(7,828)	(17,394)
Provisions for Income Tax	29	28
Interest income	(242)	(401)
Depreciation and Amortization	2,983	3,492
Non-GAAP adjusted EBITDA	(5,058)	(14,276)

The following table reconciles EPS attributable to Blink Charging to Non-GAAP Adjusted EPS for the periods shown:

	For the Three Months Ended
	March 31,
	2026	2025
GAAP Net Loss per Share	(0.08)	(0.21)
Share-Based Compensation	0.01	0.01
Non-recurring or non-cash charges	0.01	0.02
Other Adjustments (1)	-	0.01
Non-GAAP Net Loss per Share	(0.06)	(0.17)
Provisions for Income Tax	0.00	0.00
Interest income	(0.00)	(0.00)
Depreciation and Amortization	0.02	0.03
Non-GAAP Adjusted EBITDA per Share	(0.04)	(0.14)

The following table reconciles GAAP Gross Margins and Operating Expenses to Non-GAAP Gross Margins and Operating Expenses for the periods shown:

	For the Three Months Ended
	March 31,
	2026		2025
Reconciliation of GAAP Gross Profit and Margin to Non-GAAP Gross Profit and Margin
GAAP gross profit and margin	6,639	32.0%	7,069	34.1%
Non-recurring or non-cash charges	252		(565)
Depreciation and Amortization	1,917		1,836
Non-GAAP Gross Profit and Margin	8,808	42.4%	8,340	40.3%

Reconciliation of GAAP total operating expenses to non-GAAP total operating expenses
GAAP Total Operating Expenses	18,415		28,450
Share-Based Compensation	(1,837)		(905)
Depreciation and Amortization	(1,067)		(1,656)
Non-recurring and non-cash charges	(1,646)		(2,595)
Other Adjustments (1)	-		(679)
Non-GAAP Total Operating Expenses	13,865		22,615

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Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are, therefore, considered non-GAAP measures. Reconciliation tables are presented above.

Non-GAAP Gross Profit is defined as GAAP gross profit adjusted to exclude (i) depreciation and amortization charges included in cost of revenues, and (ii) non-recurring or non-cash charges within cost of revenues (such as inventory write-downs or one-time warranty costs). Blink Charging believes Non-GAAP Gross Profit provides investors with a clearer view of the Company’s underlying operational profitability by removing the impact of asset depreciation related to its charging infrastructure build-out and non-recurring items that are not indicative of ongoing performance. Non-GAAP Gross Margin is Non-GAAP Gross Profit divided by total revenues.

Non-GAAP Operating Expenses is defined as GAAP total operating expenses adjusted to exclude (i) stock-based compensation, (ii) depreciation and amortization within operating expenses, (iii) non-recurring and non-cash charges (including severance and retention payments, executive recruiting fees, one-time legal and consulting costs, and charges related to discontinued software or services), and (iv) changes in fair value of consideration payable and impairment of goodwill and intangible assets. Blink Charging believes Non-GAAP Operating Expenses is a useful measure for investors to assess the Company’s structural cost base and ongoing operating expense discipline, as it removes the impact of non-cash compensation, asset depreciation, and one-time charges that do not reflect recurring operational costs.

Non-GAAP Net Loss excludes share-based compensation, non-recurring and non-cash charges, and other adjustments, but unlike Adjusted EBITDA, retains the impact of taxes, depreciation and amortization and interest income/expense.

Adjusted EBITDA is defined as GAAP Net Loss adjusted to add back: (i) stock-based compensation; (ii) depreciation and amortization included in cost of revenues; (iii) non-recurring and non-cash charges (including severance, retention payments, one-time legal and consulting fees, and similar items not reflective of ongoing operations); (iv) changes in fair value of consideration payable and impairment of goodwill and intangible assets; (v) provision for income taxes; (vi) depreciation and amortization within operating expenses; less (vii) net interest and other income (expense). This reconciliation bridge corresponds directly to the line items presented in the Non-GAAP reconciliation tables above.

Blink Charging believes Adjusted EBITDA is useful to management, securities analysts, and investors to evaluate the Company’s core operating performance because it removes the impact of non-cash charges, non-recurring items, financing activity, taxes, and capital investment depreciation that are not indicative of the Company’s recurring operational results. Adjusted EBITDA should be considered in addition to, and not as a substitute for, Net Loss or other measures of financial performance prepared in accordance with GAAP.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

Adjusted EPS is defined as GAAP net loss per diluted share adjusted to exclude, on a per-share basis, the same non-cash and non-recurring items used in the Adjusted EBITDA reconciliation: (i) stock-based compensation, (ii) depreciation and amortization included in cost of revenues, (iii) non-recurring and non-cash charges, (iv) changes in fair value of consideration payable and impairment of goodwill and intangible assets, (v) provision for income taxes, (vi) depreciation and amortization within operating expenses, and (vii) net interest income (expense).

Adjusted EPS is calculated as Non-GAAP Adjusted EBITDA divided by the weighted average diluted shares outstanding for the period. Blink Charging believes Adjusted EPS is a useful supplemental measure for investors as it provides a per-share view of the Company’s core operating performance on a basis consistent with Adjusted EBITDA, excluding non-cash and non-recurring items that management does not consider reflective of the Company’s ongoing operations. Adjusted EPS should not be confused with GAAP diluted EPS and should be considered in addition to, and not as a substitute for, GAAP diluted earnings (loss) per share.

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Investors should be aware that non-GAAP financial measures have inherent limitations. In particular, certain adjustments to Blink’s GAAP results — such as stock-based compensation — are recurring in nature and are expected to continue for the foreseeable future; stock-based compensation is a meaningful component of employee compensation and plays an important role in Blink’s ability to attract, retain, and motivate its workforce. In addition, Blink’s non-GAAP measures are not calculated pursuant to any standardized GAAP methodology, and the specific items Blink excludes may differ from those excluded by other companies presenting similarly titled non-GAAP measures, which may limit comparability. Blink may also, in future periods, exclude additional items it determines are not reflective of its core operating performance.

About Blink Charging

Blink Charging Co. (NASDAQ: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “expects,” “believes,” “will” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Blink’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict such as the success of Blink’s (i) program to shift towards more repeatable, recurring and higher-quality service revenue, (ii) deployment of capital into owner-operated DC fast charging to expand our footprint and (iii) full year 2026 business operations to achieve the expected revenue range and anticipated gross margins disclosed under “Guidance” in this press release. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Blink’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, and in subsequent periodic reports. Forward-looking statements contained in this announcement are made as of this date, and Blink undertakes no duty to update such information except as required under U.S. federal securities law.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com

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